OLD MUTUAL FUNDS II

AMENDMENT TO EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated May 21, 2008 to the Expense Limitation Agreement dated January 23, 2008 (the “Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective April 28, 2008, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Focused Fund, respectively; and

WHEREAS, effective April 28, 2008, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Concentrated Fund, respectively; and

WHEREAS, effective April 29, 2008, the Old Mutual Large Cap Growth Concentrated Fund was renamed “Old Mutual Large Cap Growth Fund”; and

WHEREAS, the parties wish to extend the term of the Expense Limitation Agreement pursuant to Paragraph 3 of the Expense Limitation Agreement.

NOW THEREFORE, the parties agree as follows:

1.	Schedules A through D to the Expense Limitation Agreement shall be replaced with the Schedules A through D attached hereto.

2.	The Expense Limitation Agreement shall continue in effect through July 31, 2009.

3.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL CAPITAL, INC.

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer

SCHEDULE A

AS AMENDED MAY 21, 2008

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 23, 2008

(CLASS A SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.45%	0.90%	1.35%
Old Mutual Columbus Circle Technology and Communications Fund	0.65%	1.05%	1.70%
Old Mutual Developing Growth Fund	0.53%	1.02%	1.55%
Old Mutual Focused Fund	0.60%	0.80%	1.40%
Old Mutual Growth Fund	0.475%	0.875%	1.35%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	0.55%	0.95%	1.50%
Old Mutual Mid-Cap Fund	0.45%	1.00%	1.45%
Old Mutual Select Growth Fund	0.55%	0.95%	1.50%
Old Mutual Small Cap Fund	0.40%	1.10%	1.50%
Old Mutual Strategic Small Company Fund	0.50%	1.10%	1.60%
Old Mutual TS&W Mid-Cap Value Fund	0.40%	1.00%	1.40%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.15%	1.55%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.53%	0.45%	0.98%
Old Mutual Dwight Intermediate Fixed Income Fund	0.33%	0.50%	0.83%
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%

SCHEDULE B

AS AMENDED MAY 21, 2008

TO THE

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 23, 2008

(CLASS C SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	1.20%	0.90%	2.10%
Old Mutual Barrow Hanley Value Fund	1.20%	0.90%	2.10%
Old Mutual Columbus Circle Technology and Communications Fund	1.40%	1.05%	2.45%
Old Mutual Developing Growth Fund	1.28%	1.02%	2.30%
Old Mutual Focused Fund	1.35%	0.80%	2.15%
Old Mutual Growth Fund	1.225%	0.875%	2.10%
Old Mutual Heitman REIT Fund	1.30%	0.95%	2.25%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	1.30%	0.95%	2.25%
Old Mutual Mid-Cap Fund	1.20%	1.00%	2.20%
Old Mutual Select Growth Fund	1.30%	0.95%	2.25%
Old Mutual Small Cap Fund	1.15%	1.10%	2.25%
Old Mutual Strategic Small Company Fund	1.25%	1.10%	2.35%
Old Mutual TS&W Mid-Cap Value Fund	1.15%	1.00%	2.15%
Old Mutual TS&W Small Cap Value Fund	1.15%	1.15%	2.30%

Fixed Income Funds
Old Mutual Cash Reserves Fund	1.28%	0.45%	1.73%
Old Mutual Dwight Intermediate Fixed Income Fund	1.08%	0.50%	1.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.92%	0.53%	1.45%

SCHEDULE C

AS AMENDED MAY 21, 2008

TO THE

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 23, 2008

(CLASS Z SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.20%	0.90%	1.10%
Old Mutual Barrow Hanley Value Fund	0.20%	0.90%	1.10%
Old Mutual Columbus Circle Technology and Communications Fund	0.40%	1.05%	1.45%
Old Mutual Developing Growth Fund	0.28%	1.02%	1.30%
Old Mutual Focused Fund	0.35%	0.80%	1.15%
Old Mutual Growth Fund	0.225%	0.875%	1.10%
Old Mutual Heitman REIT Fund	0.30%	0.95%	1.25%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	0.30%	0.95%	1.25%
Old Mutual Mid-Cap Fund	0.20%	1.00%	1.20%
Old Mutual Select Growth Fund	0.30%	0.95%	1.25%
Old Mutual Small Cap Fund	0.15%	1.10%	1.25%
Old Mutual Strategic Small Company Fund	0.25%	1.10%	1.35%
Old Mutual TS&W Mid-Cap Value Fund	0.12%	1.00%	1.12%
Old Mutual TS&W Small Cap Value Fund	0.15%	1.15%	1.30%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight Intermediate Fixed Income Fund	0.08%	0.50%	0.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.17%	0.53%	0.70%

SCHEDULE D

AS AMENDED MAY 21, 2008

TO THE

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS II

AND

OLD MUTUAL CAPITAL, INC.

DATED JANUARY 23, 2008

(INSTITUTIONAL CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Advantage Growth Fund	0.00%	1.00%	1.00%
Old Mutual Analytic U.S. Long/Short Fund	0.00%	0.90%	0.90%
Old Mutual Barrow Hanley Value Fund	0.00%	0.90%	0.90%
Old Mutual Columbus Circle Technology and Communications Fund	0.15%	1.05%	1.20%
Old Mutual Developing Growth Fund	0.03%	1.02%	1.05%
Old Mutual Discover Value Fund	0.00%	1.17%	1.17%
Old Mutual Focused Fund	0.00%	0.80%	0.80%
Old Mutual Growth Fund	0.075%	0.875%	0.95%
Old Mutual Heitman REIT Fund	0.00%	0.95%	0.95%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	0.00%	0.95%	0.95%
Old Mutual Mid-Cap Fund	0.00%	1.00%	1.00%
Old Mutual Select Growth Fund	0.00%	0.95%	0.95%
Old Mutual Small Cap Fund	0.00%	1.10%	1.10%
Old Mutual Strategic Small Company Fund	0.00%	1.10%	1.10%
Old Mutual TS&W Mid-Cap Value Fund	0.00%	1.00%	1.00%

Fixed Income Funds
Old Mutual Barrow Hanley Core Bond Fund	0.00%	0.70%	0.70%
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight High Yield Fund	0.00%	0.80%	0.80%
Old Mutual Dwight Intermediate Fixed Income Fund	0.00%	0.50%	0.50%
Old Mutual Dwight Short Term Fixed Income Fund	0.02%	0.53%	0.55%